UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

May 27, 2025
Date of Report (Date of earliest event reported)

DENTSPLY SIRONA Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-16211		39-1434669
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)

13320 Ballantyne Corporate Place,	Charlotte	North Carolina	28277-3607
(Address of Principal Executive Offices)			(Zip Code)
(844) 848-0137
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	XRAY	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 27, 2025, the Board of Directors (the “Board”) of DENTSPLY SIRONA Inc. (the “Company”) appointed Matthew E. Garth as the Company’s Executive Vice President & Chief Financial Officer, effective as of May 30, 2025 (the “Effective Date”).

Mr. Garth, age 51, most recently served as the Executive Vice President, Chief Financial Officer & Chief Administrative Officer of The Scotts Miracle-Gro Company (“Scotts”), a leading manufacturer and marketer of branded consumer lawn and garden products in North America. Mr. Garth served as Executive Vice President, Chief Financial Officer & Chief Administrative Officer of Scotts from October 2023 until December 2024, and previously served as Executive Vice President & Chief Financial Officer from December 2022 until October 2023. At Scotts, Mr. Garth was responsible for strategy, transformation, human resources, legal, controllership, tax, treasury, investor relations, audit, financial planning and analysis, and business financial operations. Prior to joining Scotts, Mr. Garth served from 2017 to 2022 as Senior Vice President, Finance and Treasury, and Chief Financial Officer of Minerals Technologies Inc., a specialty minerals company that develops, produces, and markets a broad range of mineral and mineral-based products, related systems and services. Mr. Garth also worked at Alcoa Corporation for 15 years in various financial roles of increasing responsibility. Mr. Garth received his Bachelor of Science in Accounting from the University of Delaware and his Master of Business Administration from Columbia Business School.

The Company and Mr. Garth have executed an offer letter pursuant to which Mr. Garth will serve as the Company’s Executive Vice President & Chief Financial Officer (the “Offer Letter”). Pursuant to the Offer Letter, Mr. Garth will be paid an annual base salary of $800,000 and will be eligible for a target annual bonus of 85% of base salary (which target amount will be prorated for 2025).

Also pursuant to the Offer Letter, Mr. Garth will be eligible to receive an annual equity award with a grant date fair value of $2,750,000 in the following components: (a) $687,500 in the form of stock options which vest one-third per year over three years, (b) $687,500 in the form of restricted stock units (“RSUs”) which vest one-third per year over three years, and (c) $1,375,000 in the form of performance restricted stock units (“PRSUs”) with cliff vesting based on 3-year enterprise targets for earnings per share (40%), net organic sales (40%), and total shareholder return (20%), and with payout ranging between 0% and 200% of the target amount. Mr. Garth’s first annual equity award is expected to be granted on the Effective Date.

The Offer Letter also provides that Mr. Garth will be provided certain employee benefits, including paid time off, health and welfare benefits, eligibility to participate in the Company’s Supplemental Savings Plan and the Company’s Supplemental Executive Retirement Plan, and relocation benefits. Mr. Garth’s employment is also subject to the Company’s Amended and Restated Key Employee Severance Benefits Plan.

Mr. Garth has also entered into a Confidentiality and Non-Competition Agreement with the Company, which contains customary provisions including, for example, that Mr. Garth will not accept employment with a competitor for two years from the date upon which his employment with the Company terminates, subject to certain exceptions.

Mr. Garth does not have any family relationship with any director or executive officer of the Company, or any person nominated or chosen by the Company to become a director or executive officer, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The foregoing summary of Mr. Garth’s Offer Letter is qualified in its entirety by reference to the text of the Offer Letter, which is furnished as Exhibit 10.1 hereto.

Item 7.01 Regulation FD Disclosure
The Company’s press release announcing the appointment of Mr. Garth as the Company’s Executive Vice President & Chief Financial Officer is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed incorporated by reference into any filing made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Offer Letter between DENTSPLY SIRONA Inc. and Matthew E. Garth, entered into as of May 20, 2025
99.1	DENTSPLY SIRONA Inc. Press Release Issued May 29, 2025
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 10.1)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DENTSPLY SIRONA Inc.

By:	/s/ Richard C. Rosenzweig
Richard C. Rosenzweig
Executive Vice President, Corporate Development,
General Counsel and Secretary

Date: May 29, 2025